Exhibit 1.1

EXECUTION VERSION

10,000,000 Shares

LAUREATE EDUCATION, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

June 12, 2019

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

As Representative of the several Underwriters,

Dear Sirs:

1.                                      Introductory.  Wengen Alberta, Limited Partnership (the “Selling Securityholder”), a stockholder  of Laureate Education, Inc., a public benefit corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several Underwriters named in Schedule A hereto (the “Underwriters”) for whom BMO Capital Markets Corp. is acting as representative (the “Representative”), 10,000,000 shares (the “Firm Securities”) of the Company’s Class A common stock, par value $0.004 per share (the “Securities”), and also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,500,000 additional shares (“Optional Securities”) of the Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. In the event that only one Underwriter is listed in Schedule A hereto, any references to the “Underwriters” shall be deemed to refer to the sole Underwriter in the singular form listed in such Schedule A to this Underwriting Agreement (this “Agreement”).

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission an automatic shelf registration statement on Form S-3ASR (No. 333-224405), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which became effective. A “Registration Statement” with reference to a particular time means such registration statement in the form then on file with the Commission, including any amendment thereto, any document incorporated by reference therein, and all 430B Information and all 430C Information with respect to such registration statement, that, in any case, has not been superseded or modified. A “Registration Statement” without reference to a particular time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:01 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning given to such term in Section 4 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that the form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)                                 Compliance with Securities Act Requirements.  (i) (A) At the time that the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof.

(c)                                  Automatic Shelf Registration Statement.

(i)                                     Well-Known Seasoned Issuer Status.  (A) At the time of initial filing of the Registration Statement and (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)                                  Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)                               Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to its use of the automatic shelf registration statement form.

(d)                                 Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)                                  Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(f)                                   General Disclosure Package.  As of the Applicable Time, neither the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time nor the Statutory Prospectus, as amended and supplemented immediately prior to the Applicable Time, as supplemented by the information listed on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 10(c) hereof.

(g)                                  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)                                 No Material Adverse Effect.  Neither the Company nor any of the Company’s subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package, there has not been any material change in the capital stock, limited liability company units or other types of similar ownership interests, as applicable, or long-term debt of the Company or any of the Company’s Significant Subsidiaries listed on Schedule C hereto (the “Significant Subsidiaries”), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, stockholders’ equity or results of operations of the Company or the Company’s Significant Subsidiaries, other than as set forth or contemplated in the General Disclosure Package.

(i)                                     Title to Properties.  The Company and the Company’s subsidiaries have good and marketable title in fee simple to all real property described in the General Disclosure Package as owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package, except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect (as defined below); except as described in the General Disclosure Package, any real property and buildings held under lease by the Company and the Company’s subsidiaries are held by them under valid, subsisting and enforceable leases subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at equity or at law), with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)                                    Organization and Good Standing of the Company and its Subsidiaries.  Each of the Company and its Significant Subsidiaries, has been duly incorporated or formed and is validly existing as a corporation, limited liability company, general partnership, limited partnership or other entity, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, with power and authority (corporate and other) to own, lease and/or operate its properties and conduct its business as described in the General Disclosure Package, and has been duly registered or qualified as a foreign corporation, limited liability company, general partnership, limited partnership or other entity, as the case may be, for the transaction of business, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a material adverse effect upon the business, prospects, properties, financial condition or earnings of the Company and the Company’s subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule D hereto.

(k)                                 Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the Company has an authorized capitalization as set forth in the General Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and, except as described in the General Disclosure Package, all of the issued shares of capital stock, limited liability company units or other types of similar ownership interests, as applicable, of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens and preemptive or similar rights.

(l)                                     No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m)                             Registration Rights.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights with respect to its capital stock has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 6 hereof.

(n)                                 Listing.  The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.

(o)                                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its Significant Subsidiaries is in violation or default (i) of its Certificate of Incorporation or By-laws or other organizational documents; (ii) in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except in connection with clause (ii) or (iii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p)                                 No Conflicts; No Consents. The issue and sale of the Offered Securities and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents of the Company or any of the Significant Subsidiaries; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties, except where such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained or made by the Company and its Significant Subsidiaries, as the case may be, and are in full force and effect under the Act or applicable securities laws of the several states of the United States, (ii) such as may be required by the blue sky securities laws of any jurisdiction and (iii) the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Offered Securities by the Underwriters.

(q)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(r)                                    Preparation of the Financial Statements.  The audited financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package, together with the related notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified and have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein); and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the General Disclosure Package have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the General Disclosure Package.

(s)                                   Third-Party Statistical and Market Data. The statistical and market-related data and forward-looking statements included or incorporated by reference in the General Disclosure Package are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(t)                                    No Material Actions or Proceedings.  Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of the Company’s subsidiaries is a party or of which any property of the Company or any of the Company’s subsidiaries is the subject that, if determined adversely to the Company or any of the Company’s subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or materially adversely affect the ability to consummate the transactions contemplated herein; and to the Company’s knowledge, no such proceedings are threatened.

(u)                                 Taxes.  The Company and its Significant Subsidiaries have paid or made provision to pay all federal, state, local and foreign taxes required to be paid, and filed all tax returns required to be filed, through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the General Disclosure Package, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(v)                                 Insurance.  The Company and each of the Company’s subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company deems adequate and customary for companies engaged in similar businesses, and all such policies are in full force and effect in all material respects, except where a failure to maintain such insurance policies would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)                               Intellectual Property Rights.  The Company and each of the Company’s subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) described in the General Disclosure Package as being owned by them or necessary for the conduct of their respective businesses (except where a failure to own or possess such intellectual property rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, except where any such notice the result of which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x)                                 Compliance with and Liability Under Environmental Laws.  Except for such matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Company’s subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and the Company is not aware of any pending investigation which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no proceeding pending, or known to be contemplated, against the Company or any of the Company’s subsidiaries under environmental laws in which a government entity is a party and which is believed to involve monetary sanctions of $100,000 or more.

(y)                                 Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the headings “Description of Capital Stock” and “Material U.S. Tax Considerations for Non-U.S. Holders”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(z)                                  Forward-looking Statement.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aa)                          Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(bb)                          Company Not an “Investment Company”.  The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(cc)                            Company’s Accounting System.  The Company is in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  The Company and its subsidiaries, on a consolidated basis, maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by or caused to be designed under the supervision of the Company’s principal executive officer and principal financial officer, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in the General Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and except as disclosed in the General Disclosure Package, there has been no change in the Company’s nor any Significant Subsidiary’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or any Significant Subsidiary’s internal control over financial reporting.

(dd)                          Disclosure Controls. The Company and its subsidiaries, on a consolidated basis, maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective.

(ee)                            Ratings.  No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 9(c)(ii) hereof.

(ff)                              No Unlawful Contributions or Other Payments.  Except as set forth in the General Disclosure Package (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action on behalf of the Company or any other subsidiary, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), a violation by such persons of the Bribery Act 2010 of the United Kingdom, as amended (the “UK Bribery Act”) or a violation by such persons of any other applicable anti-bribery or anti-corruption laws and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and all other applicable anti-bribery and anti-corruption laws and have instituted, and maintain and enforce, policies and procedures designed to comply with all applicable anti-bribery and anti-corruption laws.  The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, or other person for the purposes of facilitating activities in violation of applicable anti-corruption laws.

(gg)                            No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)                          No Conflict with Sanctions Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (ii) is located, organized or resident in a country or territory that is the subject or target of Sanctions (including, but not limited to, Crimea, Cuba, Iran, North Korea and Syria) (each a “Sanctioned Country”), (iii) is a person or entity (“Person”) on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list, or (iv) is owned or otherwise controlled by any Person on a Sanctions-related list. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitating, is the subject or target of Sanctions, or is located, organized or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(ii)                                  ERISA Compliance.  Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its subsidiaries and any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company or its subsidiaries are in compliance with ERISA and the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) and other similar laws, (ii) no “reportable event” (as defined under Section 4043 of ERISA) has occurred (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates (as defined below) and (iii) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (x) Title IV of ERISA with respect to the termination of, or withdrawal from, any “single employer plan” (as defined in Section 4001(a) of ERISA) or “multiemployer plan” (as defined in Section 4001(a) of ERISA, a “Multiemployer Plan”) or (y) Section 412, Section 4971, Section 4975 or Section 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member.

(jj)                                Compliance with Labor Laws.  Except as otherwise disclosed in the General Disclosure Package or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened in writing against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the Company’s knowledge, threatened in writing, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place with respect to the employees of the Company or any of its subsidiaries and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(kk)                          Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ll)                                  Related Party Transactions.  No relationship, direct or, to the Company’s knowledge, indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act to be disclosed in a registration statement on Form S-3 which is not so disclosed in the Registration Statement.  Except as otherwise disclosed in the Registration Statement, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(mm)                  Independent Accountants.  PricewaterhouseCoopers LLP, which expressed its opinion with respect to the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (United States), and any non-audit services provided by PricewaterhouseCoopers LLP to the Company or any of its subsidiaries have been approved by the Audit Committee of the Board of Directors of the Company.

(nn)                          XBRL Language. The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.                                      Representations and Warranties of the Selling Securityholder. The Selling Securityholder represents and warrants to, and agrees with, the several Underwriters that:

(a)                                 Organization and Good Standing of the Selling Securityholder.  The Selling Securityholder has been duly formed and is validly existing as a limited partnership in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own, lease and/or operate its properties and conduct its business, and has been duly registered or qualified as a foreign limited partnership for the transaction of business, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a material adverse effect upon the ability of the Selling Securityholder to consummate the transactions contemplated in this Agreement.

(b)                                 Valid Title to Offered Securities.  The Selling Securityholder has, and on the Closing Date hereinafter mentioned will have, (i) valid and unencumbered title to the Offered Securities to be delivered by the Selling Securityholder on the Closing Date (or, with respect to Offered Securities to be sold by the Selling Securityholder upon conversion of shares of Class B common stock of the Company, such shares of Class B Common Stock) or (ii) a valid “security entitlement” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)) in respect of such Offered Securities (or, with respect to Offered Securities to be sold by the Selling Securityholder upon conversion of shares of Class B common stock of the Company, such shares of Class B Common Stock) and (y) has the legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities (or security entitlements to such Offered Securities) to be delivered by the Selling Securityholder under this Agreement on the Closing Date hereunder free and clear of all liens, encumbrances, equities or claims arising under this Agreement.

(c)                                  Delivery, DTC.  Upon payment of the purchase price for the Offered Securities to be sold by the Selling Securityholder pursuant to this Agreement, delivery of certificates representing such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), together with a valid endorsement of such certificates to DTC or in blank, registration of such Offered Securities in the name of Cede or such other nominee and the crediting by book entry of such Offered Securities on the books of DTC to securities accounts (within the meaning of Section 8-501 of New York UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Offered Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York UCC, (ii) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the New York UCC) in respect of such Offered Securities, and (iii) to the extent governed by the provisions of Section 8-502 of the New York UCC, no action based on an “adverse claim” (within the meaning of Section 8-102 of the New York UCC) to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this representation, the Selling Securityholder may assume that when such payment, delivery and crediting occur, (A) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s constituent documents and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC, (C) appropriate book entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the New York UCC, (D) to the extent DTC, or any other securities intermediary which acts as a “clearing corporation” with respect to the Offered Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (E) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC, and (F) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(d)                                 Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any third party (including any governmental agency or body or any court) is required to be obtained or made by the Selling Securityholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by the Selling Securityholder, except as expressly contemplated hereby and such as have been obtained and made under the Act and such as may be required under state securities laws.

(e)                                  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Securityholder is a party or by which the Selling Securityholder is bound or which any of the property or assets of the Selling Securityholder is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other organizational documents of the Selling Securityholder; nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Securityholder or any of its respective properties, except where such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f)                                   Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence applies only to statements in or omissions from any such document that are made in reliance upon and in conformity with the written information furnished to the Company by the Selling Securityholder specifically for use therein, it being understood and agreed that the only information furnished by the Selling Securityholder consists of information in the Final Prospectus under the caption “Selling Stockholder” (“Selling Securityholder Information”).

(g)                                  No Undisclosed Material Information.  The sale of the Offered Securities by the Selling Securityholder pursuant to this Agreement is not prompted by any material information known to the Selling Securityholder concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(h)                                 Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Selling Securityholder.

(i)                                     Absence of Manipulation.  The Selling Securityholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(j)                                    No Finder’s Fee.  There are no contracts, agreements, or understandings between the Selling Securityholder and any person that would give rise to a valid claim against the Selling Securityholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities (other than this Agreement).

(k)                                 No Conflict with Sanctions Laws.  Neither the Selling Securityholder nor, to the knowledge of the Selling Securityholder, any director, officer, agent, employee or affiliate of the Selling Securityholder (i) is the subject or target of any Sanctions, (ii) is located, organized or resident in a Sanctioned Country, (iii) is a Person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list, or (iv) is owned or otherwise controlled by any Person on a Sanctions-related list. The Selling Securityholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitating, is the subject or target of Sanctions, or is located, organized or resident in a Sanctioned Country, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l)                                     Compliance with Lock-up Agreement. The Selling Securityholder will comply with the terms of the “lock-up” agreement, substantially in the form of Exhibit A hereto, that it has executed and delivered.

(m)                             Financial Crimes Enforcement Network Certification.  The Selling Securityholder shall, have delivered to each Underwriter (or its agent), by the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “FinCEN Certification”), together with copies of identifying documentation, of the Selling Securityholder and shall have provided such additional supporting documentation as each Underwriter may have reasonably requested in connection with the verification of the FinCEN Certification.

4.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Securityholder agrees to sell the Firm Securities to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Securityholder, at a purchase price of $[•] per share, the respective number of shares of Firm Securities (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedule A hereto opposite the name of such Underwriter.

The Selling Securityholder will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the accounts specified by the Selling Securityholder to the Representative in writing at least 48 hours in advance and drawn to the order of the Selling Securityholder, at 10:00 A.M., New York time, on June 17, 2019, or at such other time not later than seven full business days thereafter as the Representative, the Company and the Selling Securityholder determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York 10017, at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Securityholder from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities; provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. The Selling Securityholder agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Securityholder.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Securityholder will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to the accounts specified by the Selling Securityholder to the Representative drawn to the order of the Selling Securityholder.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at a reasonable time in advance of such Optional Closing Date.

5.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package and the Final Prospectus.

6.                                      Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)                                 Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus), in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule 424(b) not later than the second business day following the earlier of the date on which it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Filing of Amendments; Response to Commission Requests.  During the period of time in which a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with sales of the Offered Securities ending no later than nine months from the date hereof (the “Delivery Period”), the Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplement without the Representative’s consent; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) its receipt of any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) its receipt of any notification with respect to the institution by the Commission of any stop order, the threatening of any proceeding for that purpose or of any order preventing or suspending the use of any Statutory Prospectus or other prospectus in respect of the Offered Securities, (iv) its receipt of any notice of objection from the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2), or (v) its receipt of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to (i) prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof and (ii) in the event of any notice of objection, promptly take such steps, including, without limitation, amending the Registration Statement or filing a new registration statement, as may be necessary to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice.  References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(c)                                  Renewal Deadline. If, by the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Underwriter notifies the Company in writing that any of the Offered Securities remain unsold by such Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form and substance satisfactory to such Underwriter.  If, at the Renewal Deadline, the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form and substance satisfactory to such Underwriters, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the offering and sale of the Offered Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)                                 Continued Compliance with Securities Laws.  If at any time during the Delivery Period any event shall occur as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 9 hereof.

(e)                                  Rule 158.  As soon as practicable, but not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f)                                   Furnishing of Prospectuses.  During the Delivery Period, the Company will furnish to the Representative written and electronic copies of the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)                                  Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Offered Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(h)                                 Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(i)                                     Payment of Expenses.  The Company will pay all costs and expenses relating to the following matters:  (i) any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(g) hereof, including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (ii) of this Section 6(i), of $20,000); (ii) any filings required to be made with FINRA of the Offered Securities, including filing fees and the fees and expenses of counsel for the Underwriters relating to such filings (up to a maximum amount, when taken together with the fees and disbursements of counsel for the Underwriters incurred in connection with clause (i) of this Section 6(i), of $20,000), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including fifty percent (50%) of the costs chartering of airplanes (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters), (iv) expenses incident to listing the Offered Securities on the NASDAQ Stock Market and exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (v) the reasonable fees and disbursements of counsel for the Selling Securityholder as required by applicable agreements with the Selling Securityholder and (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Notwithstanding the foregoing, except as specifically provided in this paragraph (i) and in Section 12 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Offered Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Offered Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”).

(j)                                    Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)                                 Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except (1) grants of employee Awards (as such term is defined in the Laureate Education, Inc. 2013 Long-Term Incentive Plan), as amended, or other equity-based awards pursuant to the terms of a plan in effect on the date hereof as described in the General Disclosure Package, (2) issuances of Lock-Up Securities pursuant to the exercise of such Awards; provided that such Lock-Up Securities are subject to terms of this provision, or (3) the exercise of any other employee stock options or the vesting of other Awards outstanding on the date hereof as described in the General Disclosure Package.  The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing.

7.                                      Certain Agreements of the Selling Securityholder.   The Selling Securityholder agrees with the Underwriters that:

(a)                                 Transfer Taxes.  The Selling Securityholder will pay any transfer taxes, if applicable,  on the sale by the Selling Securityholder of the Offered Securities to the Underwriters.

(b)                                 Absence of Manipulation.  The Selling Securityholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(c)                                  IRS Forms.  The Selling Securityholder shall deliver to the Underwriters, prior to or at the Closing Date, a properly completed and signed IRS Form W-8 or IRS Form W-9, as appropriate, together with all required attachments to such form.

8.                                      Free Writing Prospectuses.  Each of the Company and the Selling Securityholder represents and agrees (severally and not jointly) that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.  The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

9.                                      Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Securityholder herein (as of the date hereof and as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Securityholder of their obligations hereunder and to the following additional conditions precedent:

(a)                                 Accountants’ Comfort Letter.  The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative (except that, in any letter dated a Closing Date, the specified date referred to in such letter shall be a date no more than three days prior to such Closing Date).

(b)                                 Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof.  No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Securityholder or any Underwriter, shall be contemplated by the Commission.

(c)                                  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii)  any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)                                 Opinion of Counsel for Company.  The Representative shall have received an opinion and negative assurance letter, each dated such Closing Date, of Shearman & Sterling LLP, counsel for the Company, in form and substance satisfactory to the Representative.

(e)                                  Negative Assurance Letter of the General Counsel of the Company.  The Representative shall have received a negative assurance letter, dated such Closing Date, of Victoria Silbey, as Senior Vice President, Secretary and Chief Legal Officer for the Company, in form and substance satisfactory to the Representative.

(f)                                   Opinion of U.S. Regulatory Counsel of the Company.  The Representative shall have received an opinion, dated such Closing Date, of Drinker Biddle & Reath LLP, U.S. regulatory counsel for the Company, in form and substance satisfactory to the Representative.

(g)                                  Opinion of Counsel for Selling Securityholder.  The Representative shall have received (i) an opinion, dated such Closing Date, from Katten Muchin Rosenman LLP, U.S. counsel for the Selling Securityholder, (ii) an opinion, dated such Closing Date, from Bennett Jones LLP, Canadian counsel for the Selling Securityholder and (iii) an opinion, dated such Closing Date, from Maples and Calder, Cayman counsel for the general partner of the Selling Securityholder, each in form and substance satisfactory to the Representative.

(h)                                 Opinion of Counsel for Underwriters.  The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and negative assurance letter, each dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)                                     Officers’ Certificates.  The Representative shall have received a certificate, dated such Closing Date, (A) of an executive officer of the Company and a principal financial or accounting officer of the Company, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate and (B) of the Selling Securityholder confirming that the representations and warranties of the Selling Securityholder in this Agreement are true and correct and that the Selling Securityholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(j)                                    Lock-up Agreements.  On or prior to the date hereof, the Representative shall have received lockup letters, each in the form of Exhibit A hereto, from each of the Selling Securityholder, executive officers, directors and other stockholders of the Company listed in Schedule F hereto.

(k)                                 Other Documentation.  On or prior to each applicable Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

The Company and the Selling Securityholder will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

10.                               Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by the Company.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (i) written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below, or (ii) the Selling Securityholder Information.

(b)                                 Indemnification of Underwriters by Selling Securityholder.  The Selling Securityholder will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Securityholder shall be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Selling Securityholder’s Selling Securityholder Information; provided, further, that the liability of a Selling Securityholder pursuant to this subsection (b) shall not exceed the aggregate net proceeds (after underwriting discounts but before deducting expenses) received by the Selling Securityholder from the Underwriters for the Offered Securities sold by the Selling Securityholder hereunder.

(c)                                  Indemnification of Company and Selling Securityholder.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Securityholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(d)                                 Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)                                  Contribution.  If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholder, as applicable, on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Securityholder and the Underwriters, as applicable, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholder, as applicable, on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Securityholder bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Securityholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts and commissions applicable to the Offered Securities purchased by such Underwriter.  In no event shall the aggregate liability of a Selling Securityholder under Section 10(b) above and this subsection (e) exceed the aggregate net proceeds (after underwriting discounts but before deducting expenses) received by the Selling Securityholder from the Underwriters for the Offered Securities sold by the Selling Securityholder hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

11.                               Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Securityholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company and the Selling Securityholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 12 of this Agreement (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Securityholder, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Securityholder, the Company or any of their respective officers or directors or any controlling person, or any partners, members, employees, selling agents or affiliates of the Underwriters and will survive delivery of and payment for the Offered Securities. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Securityholder and the Underwriters pursuant to Section 10 hereof shall remain in effect.  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Securityholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Securityholder shall be unable to perform their obligations under this Agreement, the Selling Securityholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves for all out-of-

pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Securityholder and the Underwriters pursuant to Section 10 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 6 hereof shall also remain in effect.

13.                               Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036 Attention: Equity Syndicate Department or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 650 S. Exeter Street, Baltimore, Maryland 21202, Attention: General Counsel, or, if sent to any Selling Securityholder, will be mailed, delivered or faxed and confirmed to the Selling Securityholder at the address or facsimile number set forth in Schedule E hereto; provided, however, that any notice to an Underwriter pursuant to Section 10 hereof will be mailed, delivered or faxed and confirmed to such Underwriter.

14.                               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and, solely for purposes of Section 10, the officers and directors and controlling persons and other indemnified persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

15.                               Representation of Underwriters.  The Representative will act for the several Underwriters in connection with this transactions contemplated hereby, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16.                               Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

17.                               Absence of Fiduciary Relationship.  The Company and the Selling Securityholder severally and not jointly acknowledge and agree that:

(a)                                 No Other Relationship.  The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Securityholder, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Securityholder on other matters;

(b)                                 Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and each of the Company and the Selling Securityholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  Absence of Obligation to Disclose.  Each of the Company and the Selling Securityholder has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Securityholder and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Securityholder by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 Waiver.  Each of the Company and the Selling Securityholder waives, to the fullest extent permitted by law, any claims that it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Securityholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

18.          Recognition of the U.S. Special Resolution Regimes

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Selling Securityholder appoints C T Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York (current address, 111 8th Avenue, 13th Floor, New York, NY 10011) upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Selling Securityholder by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Selling Securityholder in any such suit or proceeding. The Selling Securityholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date hereof.

The obligation of the Company or the Selling Securityholder in respect of any sum due to any Underwriter pursuant to this Agreement shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter thereunder, the Company and the Selling Securityholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter thereunder, such Underwriter agrees to pay to the Company or the Selling Securityholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter thereunder.

20.          Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

21.          Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and the General Disclosure Package.

[Remainder of Page Left Intentionally Blank.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Securityholder and the several Underwriters in accordance with its terms.

Very truly yours,

Laureate Education, Inc.

		By:	/s/Victoria Silbey
Name: Victoria Silbey
Title: SVP, Chief Legal Officer and Corporate Secretary

Wengen Alberta, Limited Partnership

			By:	Wengen Investments Limited, its General Partner

		By:	/s/ Steven M. Taslitz
Name: Steven M. Taslitz
Title: Director

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters

By:	BMO Capital Markets Corp.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities	Number of Optional Securities
BMO Capital Markets Corp.	10,000,000	1,500,000
Total	10,000,000	1,500,000

SCHEDULE B

1.                                      General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.                                      Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.  The initial price to the public of the Offered Securities: Price paid by each investor

2.  Number of Firm Securities: 10,000,000

3.  Number of Optional Securities: 1,500,000

SCHEDULE C

LIST OF SIGNIFICANT SUBSIDIARIES

Walden University, LLC (Florida)

Universidad del Valle de México, S.C. (“UVM Mexico”) (Mexico), which includes the following entities:

UVM Educación, S.C.

Universidad del Valle de México del Noreste, S.C.

Grupo Educativo UVM, S.C.

Colegio Villa Rica, S.C.

Colegio Americano de Veracruz, S.C.

Colegio Villa Rica Coatzacoalcos, S.C.

UVM Formación, S.C.

Universidad Autónoma de Veracruz, S.C.

Universidad Tecnológica de México, S.C. (“UNITEC Mexico”) (Mexico)

Universidad Peruana de Ciencias Aplicadas S.A.C. (“UPC”) (Peru)

Corporación Universidad Nacional Andrés Bello (“UNAB”) (Chile)

Instituto Profesional AIEP SpA (“AIEP”) (Chile)

ISCP — Sociedade Educacional Ltda. (“UAM”) (Brazil)

FMU — Faculdades Metropolitanas Unidas Educacionais Ltda. (“FMU”) (Brazil), which includes the following entities:

ACE — Sociedade de Cultura e Ensino Ltda.

UESP — União Educacional de São Paulo Ltda.

Sociedade Potiguar de Educação e Cultura Ltda. (“APEC” or “UnP”) (Brazil)

SCHEDULE D

LIST OF SUBSIDIARIES

Please see Exhibit 21.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed with the Commission on May 9, 2019.

SCHEDULE E

COUNSEL AND ADDRESS FOR NOTICES TO THE SELLING SECURITYHOLDER

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Attention: William Cornog

Email: bill.cornog@kkr.com

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 W. Monroe Street

Chicago, Illinois 60661

Attention: Saul E. Rudo

Mark D. Wood

Email:            saul.rudo@kattenlaw.com

mark.wood@kattenlaw.com

SCHEDULE F

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Brian F. Carroll

Andrew B. Cohen

William L. Cornog

Pedro del Corro

Michael J. Durham

Kenneth W. Freeman

George Muñoz

Dr. Judith Rodin

Ian K. Snow

Steven M. Taslitz

Officers

Eilif Serck-Hanssen

Jean-Jacques Charhon

Timothy P. Grace

Juan José Hurtado

Victoria Silbey

Paula Singer

Marcelo Cardoso

Selling Securityholder

Wengen Alberta, Limited Partnership

EXHIBIT A
FORM OF LOCK-UP LETTER AGREEMENT

June [•], 2019

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

As Representative of the Several Underwriters

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) with Laureate Education, Inc., and any successor (by merger or otherwise) thereto (the “Company”), and Wengen Alberta, Limited Partnership (the “Selling Securityholder”), providing for the public offering (the “Public Offering”) of the Class A common stock (the “Securities”) of the Company (the “Offered Securities”) by the Selling Securityholder, the undersigned hereby agrees that, during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of BMO Capital Markets Corp. (the “Representative”).  In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities; provided that the undersigned may make a demand under any registration rights agreement with the Company in effect on the date of the Underwriting Agreement and described in the Registration Statement for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Lock-Up Period of shares of the Securities that does not require the filing of a registration statement or any public announcement or activity regarding the registration during the Lock-Up Period (and no such public announcement or activity shall be voluntarily made or taken during the Lock-Up Period).

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the public offering date set forth on the final prospectus used to sell the Offered Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options or other convertible or exchangeable securities granted or sold to the undersigned will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that, with respect to any sale or other disposition during the Lock-Up Period of Securities acquired on the open market, no filing or public announcement by any party thereto under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise shall be required or shall be voluntarily made in connection with such sale or disposition (other than a filing on a Form 5 after the Lock-Up Period).  A transfer of Securities to a family member or trust or pursuant to a bona fide gift may be made; provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). In addition, the first paragraph of this Lock-Up Agreement shall not apply to: (a) the vesting of restricted equity awards or the exercise of equity options granted at any time, in each case, pursuant to any of the equity incentive plans or arrangements of the Company that are described in the Company’s registration statement relating to the Securities (as such registration statement and the information contained therein may be amended or supplemented from time to time (including by way of free writing prospectus), the “Registration Statement”); provided that the applicable restrictions of this Lock-Up Agreement shall apply to any securities received upon exercise of any such options, (b) forfeiting or transferring to the Company the Securities or any securities convertible into or exchangeable for the Securities: (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Securities granted by the Company pursuant to any employee benefit plan, employee agreement or other or arrangement described in the Registration Statement, where any Securities received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any equity awards granted by the Company pursuant to any employee benefit plan, employee arrangement or other arrangement described in the Registration Statement, where any Securities received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement; provided that any related filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period shall indicate that such filing is being made in connection with a disposition to the Company pursuant to the exercise of an option on a “cashless” or “net exercise” basis or to satisfy tax withholding requirements, as applicable, (c) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers of shares of the Securities or any securities convertible into or exercisable or exchangeable for the Securities (A) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders; provided that, in the case of any transfer or distribution pursuant to clauses (c) or (d), (A) each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement prior to any such transfer, disposition or distribution, (B) any such transfer or distribution shall not involve a disposition for value and (C) no filing or public announcement under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of the Securities; provided that (A) such plan does not provide for the transfer of the Securities during the Lock-Up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date on which the Company, on the one hand, or the Representative, on the other hand, advises in writing that it has determined not to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) the date on which the Selling Securityholder advises in writing that it has determined not to participate in the Public Offering prior to the execution of the Underwriting Agreement, (iii) the date on which the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (iv) the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Offered Securities to be sold thereunder, or (v) July 31, 2019, if the Underwriting Agreement has not been executed by such date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]